Exhibit 5.1

 K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

August 10, 2022

Reborn Coffee, Inc.

580 N. Berry Street,

Brea, CA 92821

Telephone: (714) 784-6369

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “1933 Act”) for the registration of (1) 1,200,000 shares (the “Public Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of Reborn Coffee, Inc., a Delaware corporation (the “Company”), (2) a warrant to be issued to EF Hutton, a division of Benchmark Investments LLC, as representative of the underwriters (the “Representative”), to purchase up to 375,000 shares of Common Stock (the “Representative Shares”), an amount equivalent to percent (5%) of the shares of Common Stock which may be issued and sold in the public offering, and which is exercisable for a price per share equal to 125% of the public offering price (the “Representative Warrant”), (3) the Representative Shares and (4) 1,824,246 shares held by certain selling stockholders named in the Registration Statement (the “Selling Stockholder Shares”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the following:

1. the Registration Statement;

2. the Company’s Certificate of Incorporation, as in effect as of the date hereof;

3. the Bylaws, as amended and restated of as of the date hereof;

4. the corporate action of the Company that provides for the issuance of the Public Shares, the Representative Warrant and the Representative Shares (the “Authorizing Resolutions”);

5. the Underwriting Agreement between the Company and the Representative of the underwriters named therein, as amended (the “Underwriting Agreement”); and

6. the Representative Warrant.

We have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a fact certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that any entity that is a party to any of the documents reviewed by us has been duly organized, incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation; (v) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (vi) the due authorization, execution and delivery by each party thereto of each document reviewed by us; (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document (and/or any other applicable document) prior to its amendment or restatement from time to time; (viii) that each of the documents submitted to or reviewed by us constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and (ix) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. In addition, we have assumed that (a) the Company will have sufficient authorized and unissued shares of Common Stock to provide for the issuance of the Representative Shares and the Public Shares at the time of issuance, (b) the issuance of the Representative Shares and the Public Shares will be duly noted in the Company’s stock ledger upon issuance, (c) the Company will receive consideration for the Representative Shares and the Public Shares in the amount required by the Authorizing Resolutions, the Representative Warrant, the Underwriting Agreement and the Registration Statement, as applicable, in an amount at least equal per Public Share or Representative Share, as the case may be, to the par value of such share and (d) the Representative Shares and the Public Shares will be issued in accordance with the Authorizing Resolutions, the Underwriting Agreement and the Registration Statement, as applicable.

We have not verified any of those assumptions.

 Our opinions set forth below are based on the facts in existence as of the date of this opinion letter and limited to (i) the Delaware General Corporation Law, and (ii) solely in connection with the opinion given in numbered paragraph 2, the law of the State of New York and (iii) solely in connection with the opinion given in numbered paragraph 4, the law of the State of Florida. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that:

1. The Public Shares are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act and the Public Shares are issued and paid for in accordance with the Underwriting Agreement and as contemplated in the Registration Statement, the Public Shares will be validly issued, fully paid, and nonassessable.

2. When the Registration Statement becomes effective under the 1933 Act and when the Representative Warrant is issued, delivered and paid for in accordance with the terms of the Representative Warrant and, as contemplated by the Registration Statement, then such Representative Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms.

3. The Representative Shares underlying the Representative Warrant are duly authorized for issuance by the Company, and when the Registration Statement becomes effective under the 1933 Act and the Representative Warrant is issued and paid for in accordance with the Representative Warrant and as contemplated in the Registration Statement, the Representative Shares underlying such Representative Warrant will be validly issued, fully paid, and nonassessable.

4. The Selling Stockholder Shares have been validly issued, fully paid, and nonassessable.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinions in numbered paragraph 2 above are given in reliance on Section 5-1401 of the New York General Obligations Law (“GOL 5-1401”). GOL 5-1401 provides, in pertinent part, that “the parties to any contract . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” Although the New York Court of Appeals has recently upheld the application of that statute in IRB-Brasil Resseguros, S.A. v. Inepur Invs., S. A., 82 N.E.2d 609 (N.Y. 2012), we note that legal commentators have questioned the validity thereof under the Constitution of the United States, and we express no opinion as to the constitutionality of such law. We draw your attention to the fact that at least one federal court has, notwithstanding the terms of GOL 5-1401, in dictum noted possible constitutional limitations upon GOL 5-1401, in both domestic and international transactions. See e.g., Lehman Brothers Commercial Corp. v. Minmetals Non-Ferrous Metals Trading Co., No. 94 Civ. 8301, 2000 WL 1702039 (S.D.N.Y. Nov. 13, 2000).

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

 /s/ K&L Gates LLP